                                                                   Exhibit 10(o)



                         SEVERANCE AGREEMENT AND RELEASE
                         -------------------------------

THIS SEVERANCE AGREEMENT AND RELEASE (hereinafter referred to as the "Agreement") dated as of June 15, 2001 is entered into by and between MPW INDUSTRIAL SERVICES GROUP, INC. and any of its successors (hereinafter referred to as the "Company") and Ira O. Kane (hereinafter referred to as the "Executive").

                                   WITNESSETH
                                   ----------

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive and the Company are parties to a Severance Agreement, dated December 5, 1997 (the "Severance Agreement");

WHEREAS, Executive's employment with the Company will terminate effective June 15, 2001 (the "Termination Date");

WHEREAS, in conjunction with this termination of employment, the Company and Executive desire to enter into an agreement setting forth the following terms and conditions;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein the reciprocal sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1. RELEASE IN FULL OF ALL CLAIMS. (a). Subject to the Company's performance of all of its obligations under paragraph 2. of this Agreement, Executive, for himself, his agents, attorneys, heirs, administrators, executors, and assigns, and anyone acting or claiming on his joint or several behalf, hereby releases, waives, forever discharges, and covenants never to sue the Company or its past or present officers, directors, stockholders, agents, affiliates, parent corporation(s), subsidiaries, successors, and assigns, and anyone acting on its joint or several behalf, from any and all claims, causes or action, demands, damages, costs, expenses, liabilities, or other losses that in any way arise from, grow out of, or are related to events or circumstances that occurred prior to the date of Executive's execution of this Agreement or the effective date of the termination of his employment, whichever occurs later, including but not limited to any matter related to Executive's employment with the Company or the termination thereof, or any claimed entitlement to additional compensation or to any bonus or stock option award, or the Severance Agreement or any prior agreements between the Company and the Executive. Notwithstanding anything else to the contrary herein, the Executive does not release or discharge the Company from its obligations under this Agreement or for any right Executive may have to indemnity or defense by or on behalf of the Company to which Executive is or may be entitled as of the date hereof or, if later, as of the Termination Date under the Company's Articles of Incorporation, Code of Regulations, the Executive's Indemnification Agreement with the Company or any state or Federal law or applicable policy of insurance, as a result of any acts or omissions of executive in his role as an employee or agent of the Company. Such Indemnity shall not apply to any action brought under this Agreement.

      Also subject to the Company's performance of all of its obligations under paragraph 2. of this Agreement, Executive's covenants and releases, as set forth in this Agreement, include a waiver of any and all rights or remedies which he ever had, may now have or may hereafter have against the Company, in tort or in contract, or under any present or future federal, state or local statute or law, including, but not limited to, Ohio's Laws Against Discrimination, O.R.C. Chapter 4112; Title VII of the 1964 Civil Rights Act, 42 U.S.C.ss.2000e, et seq.; the 1967 Age Discrimination in Employment Act, 29 U.S.C.ss.621, et seq.; the 1866 Civil Rights Act, 42 U.S.C.ss.1981; the Civil Rights Act of 1991, PL. 102-166; the Americans with Disabilities Act, 42 U.S.C.ss.12101, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C.ss.201, et seq.; the Equal Pay Act, 29 U.S.C.ss.206(d); the Family and Medical Leave Act of 1993, 29 U.S.C.ss.2601, et seq.; the Occupational Safety and Health Act of 1970,29 U.S.C.ss.553, et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.1001, et seq.; the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C.ss.1161, et seq.; Ohio's Workers' Compensation Law; and any statutory amendments.

      Executive intends that this Agreement shall bar each and every claim, demand and cause of action herein specified, whether known or unknown to Executive at the time of execution of this Agreement. As a result, Executive acknowledges that he might, in the future, discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matters of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, subject to the Company's performance of all of its obligations under paragraph 2. of this Agreement, Executive hereby waives any right, claim, or cause of action that might arise as a result of such different or additional claims or facts.

      (b). The Company and its stockholders, agents, affiliates, parent corporation(s), subsidiaries, successors, and assigns, and anyone acting on its joint or several behalf hereby releases, waives, forever discharges, and covenants never to sue Executive, his agents, attorneys, heirs, administrators, executors, and assigns, and anyone acting or claiming on his joint or several behalf, from any and all claims, causes or action, demands, damages, costs, expenses, liabilities, or other losses that in any way arise from, grow out of, or are related to events or circumstances that occurred prior to the date hereof, or the Termination Date, if later, including but not limited to any matter related to Executive's employment with the Company or the termination thereof or the Severance Agreement.

2. FINANCIAL CONSIDERATION. The Company shall provide to Executive as severance pay the sum of $660,000, payable as follows:

         (a). an amount equal to $330,000, shall be paid in immediately available funds, on June 15, 2001 following execution and delivery of this Agreement; and (b). an aggregate amount equal to $330,000, shall be paid in equal amounts: $165,000 on January 1, 2002, and $165,000 on June 30, 2002.

      The Company shall cause such payments to be made net of such minimum withholding taxes as may be necessary under applicable law or governmental regulation to reflect Executive's obligation for the payment of such Federal, state and local taxes as may apply to such payments and shall consult in good faith with Executive in connection with the nature and amount of such withholdings.

3. OTHER CONSIDERATION. The Company will continue Executive's participation in the Company's health and dental insurance plans through December 31, 2001 unless the executive is reemployed prior to December 31, 2001 and is eligible for similar benefits through his existing employment in which case the Company will immediately discontinue the Executive's participation in its health and dental plans. Executive agrees that, on his Termination Date, he will return to the Company his Company car and all Company personal computers, credit cards, keys, customer lists and records, policy and procedure manuals, price lists, business contracts and other documents and information belonging to the Company

4. COBRA. In the event that Executive exercises his COBRA right to continue coverage under the Company's group health insurance policy, the Executive agrees to pay the premiums for such coverage in accordance with the COBRA statute and the Company's policy. Executive's coverage under any other Company insurance policy, including but not limited to disability, travel and life insurance plans, shall terminate as of the Termination Date , and Executive may have the right to convert such coverage to his own individual plan if provided for under, and in accordance with, the terms of such plans.

5. COMPANY STOCK AND INVESTMENT IN PENTAGON. All Executive's stock options shall become vested effective upon the Termination Date, and shall be exercisable on or before February 8, 2004 as non-qualified options. The Executive agrees to sell his stock to the Company in the event of a transaction which constitutes a "Rule 13e-3 transaction" (as defined in Rule 13e-3(a)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (the "Privatization Transaction") or any successor or related transaction that is required to consummate or made necessary to the consummation of a "Rule 13e-3 transaction." (b) The Executive agrees to serve as the Company's representative on the Board of Directors of Pentagon Technologies, Group, Inc. ("Pentagon"). The Executive will serve as the Company's representative on the Board of Directors of Pentagon at the discretion of the Board of Directors of the Company. In addition, the Executive will receive up to 2% of the Net Proceeds (as hereafter defined) realized by the Company should the Company sell its interest in Pentagon during the period commencing June 16, 2001 and ending on June 15, 2005. "Net Proceeds" shall mean the proceeds derived by the Company from the sale of the Company's interest in Pentagon minus the Company's investment in Pentagon (defined as the carrying value on the Company's balance sheet at the time of the sale), minus any sale expenses incurred by the Company in connection with such sale, and minus a charge for taxes at a fixed rate of 40%. The aggregate proceeds, if any, which the Executive is eligible to receive from the exercise of stock options noted in (a) above and the Executive's participation in the Net Proceeds derived from the sale of the Company's interest in Pentagon noted in (b) above, can not exceed $1,000,000.

The services rendered by Executive as the Company's representative on the Board of Directors of Pentagon are not considered consulting services pursuant to the Consulting Agreement attached hereto as Exhibit A.

6. CONSULTING ARRANGEMENT. Upon execution and delivery of this Agreement, Executive and the Company shall enter into the Consulting Agreement attached hereto as Exhibit A.

7. COOPERATION WITH COMPANY. Executive agrees that he will not, directly or indirectly, and without the Company's prior written consent, voluntarily provide information, documents or testimony to any governmental agency, entity or person (except to his counsel and immediate family): (a) regarding Executive's employment with, or termination of employment from, the Company (except in connection with Executive's application for employment with another employer, or Executive's application for any insurance, retirement, disability or unemployment benefits); (b) regarding any other person's employment with, or termination of employment from, the Company; or (c) regarding any information or documents concerning the Company except in his capacity as a consultant to the Company under the Consulting Agreements described in paragraph 6. above. In the event that a subpoena or other lawful process is properly served upon Executive requiring production or disclosure of information or documents concerning the foregoing matters, Executive shall promptly notify the Company's CEO, in writing, and provide it with copies of any subpoena or other process served upon him. Executive shall thereafter make such documents available to the Company for inspection and copying at a reasonable time and place agreed to by the parties prior to their production. In the event that the subpoena or other process requires testimony or statements from Executive, Executive agrees to meet, telephonically or in person, with attorneys or agents designated by the Company, at a time and place agreed to by the parties and prior to the testimony, for the purpose of discussing such testimony. In the event that the Company requires any information or testimony from Executive in connection with any claim made against the Company, or any claim made by the Company against persons or entities not party to this Agreement, Executive agrees to cooperate fully with the Company, including but not limited to: (a) appearing at any trial, hearing, deposition or arbitration; (b) meeting telephonically or in person with attorneys or agents designated by the Company, at a time and place agreed to by the parties and prior to the testimony, for the purpose of discussing such testimony and any other matters relating to the claim; and (c) providing the Company with any documentation in Executive's custody or control. The Company agrees to pay Executive for any reasonable travel, telephone, photocopy and other out-of-pocket expenses incurred as a result of any requests made of him by the Company under this Paragraph 7. The provisions of this Paragraph shall not apply to any action brought under this Agreement. Nothing herein shall give the Company the right to control or dictate the content of any testimony given by Executive, or any documents produced by him, pursuant to subpoena or other lawful process. It is understood that Executive shall testify truthfully and shall provide all information lawfully required of him.

8. SEVERANCE OF EMPLOYMENT. (a) Pursuant to this Agreement, Executive agrees to resign his employment with the Company, and recognizes that his employment relationship with the Company will be terminated, effective as of the Termination Date. Effective as of the

         Termination Date, Executive hereby resigns from all positions he holds as director or officer of the Company and its subsidiaries; (b) Executive will not be entitled to receive any bonus or stock option award for fiscal year 2001, but, until the Termination Date, Executive shall be entitled to receive all other compensation and other benefits currently payable to Executive in connection with his employment at the Company, and Executive shall continue to perform the duties of his employment in the normal course and (c) Following the Termination Date, the Company agrees to forward all personal mail or other personal items delivered to Executive at the Company's offices to Executive at the address provided by Executive.

9. REEMPLOYMENT OR FUTURE ASSOCIATION. Should Executive seek reinstatement or apply for future employment with the Company or its affiliates neither the Company nor its affiliates shall incur any liability by virtue of its refusal to hire him or consider him for employment.

10. NONDISPARAGEMENT. The Company and Executive agree that they shall not talk about or otherwise communicate to any third parties in a malicious, disparaging, or defamatory manner with respect to the other party, and specifically regarding Executives prior employment with the Company; provided that nothing said under oath in a court proceeding shall be deemed to be a breach or default of this Paragraph 10. Any press release or other communication with respect to the termination of Executive's employment shall be approved by Executive.

11. COMPETITIVE ACTIVITY. During a period beginning on the Termination Date and ending two years following the Termination Date (the "Restricted Period"), the Executive shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, engage in any Competitive Activity. "Competitive Activity" means the Executive's participation, without the written consent of the Board of Directors of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise's sales of any product or service competitive with any product or service of the Company amounted to 10% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 10% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" will not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

12. NONSOLICITATION OF EMPLOYEES. During the period commencing June 16, 2001 and through June 15, 2005, Executive shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, actively solicit any employee of the Company to terminate such employees employment with the Company and commence employment with an entity that Executive is recruiting on behalf of.

13. OWNERSHIP OF PROPRIETARY INFORMATION. Executive acknowledges that any trade secret, invention, improvement, patent, patent application or writing, and any program, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented) conceived, devised, developed, or otherwise obtained by him during his employment by the Company relating to the business of the Company, which as of the date of this Agreement is not generally in the public domain or is proprietary to the Company, is the property of the Company and Executive agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents and to do all appropriate lawful acts as may be requested by the Company to transfer, assign, confirm, and perfect in the Company all legally protectable rights in any such trade secret, invention, improvement, patent, patent application, writing, program, process, system or novel technique.

14. NO ADMISSION OF LIABILITY. The parties agree that this Agreement is entered into solely because of a desire on the part of all concerned to amicably resolve all disputes between them, and nothing contained herein, and no actions undertaken by the Company with respect to this Agreement shall ever be treated as, or claimed or construed to be, an admission by the Company of any fault, wrongdoing, liability, injury or damages, by it or any of its agents.

15. ACKNOWLEDGEMENT. The parties acknowledge that they are executing this Agreement voluntarily and of their own free will and that they fully understand the terms of this Agreement. Further, the parties acknowledge that they have had an opportunity to review this Agreement fully and to discuss its terms with legal counsel or any other advisor of their choice prior to its execution. With receipt of this Agreement, Executive acknowledges that he is advised of his right to have at least twenty-one (21) days to review and consider this Agreement. Executive further acknowledges his right to revoke this Agreement within seven
         (7) days following his execution hereof, by giving written notice thereof to the Company. In the event of such revocation, this Agreement shall become null and void, and no party hereto shall have any rights or obligations under this Agreement.

16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio. Any action brought by any party hereunder may be instituted and maintained only in the appropriate court having jurisdiction over Franklin County, Ohio.

17. SEVERABILITY. If any portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, and such determination shall become final, the remaining provisions shall be enforced so as to give effect to the intentions of the parties insofar as possible.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Executive with respect to the termination of Executive's employment with the Company and to the consideration payable to Executive in connection herewith; and supersedes any prior written or oral agreements, understandings, or arrangements between the parties regarding any of the items addressed in the Paragraphs above.

IN WITNESS WHEREOF, Executive and a duly authorized representative of the Company hereby certify that they have read this Agreement in its entirety and voluntarily executed it in the presence of competent witness, as of the date set forth under their respective signatures.

                                           MPW INDUSTRIAL SERVICES GROUP, INC.

                                           BY: /s/ Richard R. Kahle
                                              ----------------------------------

                                               VP - CFO
                                           -------------------------------------
                                           Title

                                               6/15/01
                                           -------------------------------------
                                           Date

                                               /s/ Ira Owen Kane
                                           -------------------------------------
                                           Executive

                                               6/15/01
                                           -------------------------------------
                                           Date

                             WAIVER OF REVIEW PERIOD

I understand that, under the Older Worker Benefit Protection Act, I have twenty-one (21) days from my receipt of the Severance Agreement and Release within which to review that agreement, and that I have the right to have that agreement reviewed by my attorney. I have fully reviewed the agreement with my attorney; I am satisfied with its terms; and I have executed the agreement before the 21 days has expired, so that I can start receiving the benefits of the agreement as soon as possible.

Therefore, please consider this as my request to waive the 21-day period for reviewing the agreement. The 7-day period for revoking the agreement should start from the date that I signed it.

I am requesting the above with full knowledge of my above rights. I have made this decision on my own, without any coercion or suggestion by the Company, and in consultation with my attorney.


                                           /s/ Ira Owen Kane
                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Name (printed)

                                               6/15/01
                                           -------------------------------------
                                           Dated


APPROVED:


----------------------------
Attorney


----------------------------
Dated

                                                                       EXHIBIT A

                              CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT (the "Agreement") dated as of June 15, 2001, by and between MPW Industrial Services Group, Inc. ("MPW"), an Ohio corporation, and Ira O. Kane, an individual resident of the State of Ohio ("Consultant").

                                    RECITALS

         WHEREAS, MPW desires to retain Consultant as an independent contractor to provide from time to time certain management and related consulting and advisory services; and

         WHEREAS, Consultant agrees to act as an independent contractor providing management and related consulting and advisory services for MPW under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, BE IT RESOLVED, that in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                             CONSULTING ARRANGEMENT

         1.1 NATURE OF CONSULTING SERVICES. Consultant agrees to provide management and related consulting and advisory services to MPW and its subsidiaries as reasonably requested by MPW, and agreed to by Consultant, from time to time ("Consulting Services"). The Consulting Services will be performed at such times as are reasonably acceptable to Consultant and MPW. Consultant is in no way prevented or prohibited from providing management or related consulting or advisory services to other entities, or accepting full-time employment with any other entity, during the Consulting Term, except for Competitive Activity, as defined in the Severance Agreement and Release, dated June 15, 2001, between MPW and Consultant, or as prohibited by applicable law or professional ethics rules. The Consultant shall for all purposes be treated as an independent contractor of MPW, and not as an employee, and MPW shall not be obligated to withhold federal, state or local taxes from the Consultant's compensation, nor to make any contributions on behalf of the Consultant under any federal or state law providing for unemployment benefits, workers' compensation coverage, retirement or disability benefits, or the like. The Consultant shall assume all responsibility for the payment of all such taxes as a self-employed individual. Nothing herein shall be construed to make the Consultant an employee or agent of MPW.

         1.2 TERM OF CONSULTING ARRANGEMENT. Consultant shall provide the services described in Section 1.1 for a period beginning on June 16, 2001 and ending on December 31, 2001, (the "Consulting Term"). The consulting arrangement created hereby may be extended or shortened for an additional or shorter term, as the case may be, upon mutual agreement of the parties or as otherwise provided herein.

         1.3 COMPENSATION. As compensation for Consultant's services as set forth herein, MPW agrees to pay Consultant an hourly fee of $150 per hour, payable monthly, or such other hourly rates or fee amounts as may mutually be agreed upon in advance of the performance of any work by Consultant. Consultant will provide an invoice to MPW within 15 days after the end of each calendar month and MPW will make payment within 30 days following the date of Consultant's invoice with respect thereto. The Executive's activities as the Company's representative on the Board of Directors of Pentagon are not considered consulting services within the scope of this Agreement. The Company will not be paying Executive $150 per hour for such services.

         1.4 EXPENSES. MPW shall reimburse Consultant for all reasonable expenses directly attributable to the work being performed by Consultant, including but not limited to air travel, lodging, food, telephone, long distance, mobile telephone, incidental expenses and automobile mileage at $0.30 per mile, provided Consultant maintains and provides MPW with proper expense records substantiating such expenses consistent with MPW current practices. At MPW `s discretion, the airline and related airfare may be determined by MPW and lodging may be required at a location specified by MPW

                                   ARTICLE 2

                     INDEMNIFICATION; LIMITATION OF ACTIONS

         MPW agrees to indemnify, defend and hold harmless Consultant from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or awarded against Consultant in each case arising out of or in connection with or by reason of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, whether brought by MPW, any of its subsidiaries or any third party whatsoever, by reason of the fact that he is or was providing management or related consulting or advisory services to MPW or otherwise arising out of or in connection with this Agreement or Consultants relationship with MPW hereunder, except that the indemnification will not apply to Consultant's acts of gross negligence or willful misconduct (an "Action") and MPW, for and on its behalf and all of its subsidiaries, agrees not to bring or assert any such Action against Consultant in any manner or form whatsoever.

                                   ARTICLE 3

                                 NON-DISCLOSURE

         3.1 NON-DISCLOSURE. The parties recognize MPW's interest in maintaining the confidential nature of its proprietary and other business and commercial information. In consideration thereof, Consultant will not without the consent of MPW, during the Consulting Term, or any time thereafter, directly or indirectly, publish, disclose or use, or authorize anyone else (other than counsel of and other advisors with obligations of confidentiality to MPW) to publish, disclose or use, any secret or confidential matter, or proprietary or other information which belongs to MPW, is not in the public domain and is acquired by Consultant while providing the Consulting Services, relating to any aspect of the operations, activities, research, investigations or obligations of MPW. Notwithstanding the foregoing, the parties acknowledge and agree (a) that in the course of Consultant's services it will be necessary for Consultant to use and disclose secret and confidential matters and proprietary and other information not in the public domain to counsel of and other advisors to MPW with obligations of confidentiality to MPW and (b) that disclosures made in accordance with legal requirements or to enforce this Agreement or other agreements between MPW and Consultant will not violate the foregoing restriction.

         3.2 OWNERSHIP OF RECORDS. All records, files, data, documents and the like relating to the operations, activities, research, investigations or obligations of MPW shall remain the sole property of MPW. Upon termination of his obligations hereunder, Consultant shall not remove from MPW's premises or retain any confidential records, files, data, documents and the like, which are proprietary to MPW, except with the prior written consent of MPW, and all such materials in Consultant's possession shall be delivered promptly to MPW.

                                   ARTICLE 4

                                   TERMINATION

         The consulting arrangement created hereby may be terminated prior to the end of the Consulting Term by mutual agreement of the parties, as provided by Section 1.2 hereof, or by either party upon thirty (30) days' prior written notice. Upon termination of the consulting arrangement pursuant to this Section, Consultant shall have no further obligations to MPW, except that the provisions of Article 3 relating to non-disclosure and ownership of records shall survive the termination of the agreement, and MPW shall have no further obligations to the Consultant, except as provided in Article 2, Indemnification; Limitation of Actions, and to compensate Consultant for services provided and expenses incurred prior to the date of termination.

                                   ARTICLE 5

                                  MISCELLANEOUS

         5.1 AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto.

         5.2 NOTICES. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be delivered personally or by overnight courier or certified mail, return receipt requested, addressed as follows:


         If to MPW:       MPW Industrial Services Group, Inc.
                          9711 Lancaster Road, S.E., P.O. Box 10
                          Hebron, Ohio 43025
                          Facsimile No: (740) 928-1077
                          Attention: Monte R. Black, Chief Executive Officer

         If to Consultant:
                                    Ira Kane
                                    181 Stanbery Avenue
                                    Columbus, Ohio 43209

or to such other addresses as may be furnished from time to time in writing by the parties. If personally delivered, such notice shall be effective upon delivery. If mailed, such notice shall be effective as of the date indicated on the return receipt whether or not such notice is accepted by the addressee.

         5.3 WAIVER. The failure of any party to insist on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term or condition, and the obligations of the parties with respect thereto shall continue in full force and effect.

         5.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no right or obligations of Consultant as such hereunder shall be assignable without the prior written consent of MPW.

         5.5 GOVERNING LAW. The validity and construction of this Agreement shall be governed by the laws of the State of Ohio.

         5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


MPW Industrial Services Group, Inc.


By: /s/ Richard R. Kahle                 By:  /s/ Ira Owen Kane
    ----------------------------------        ---------------------------------
                                              Ira O. Kane, Individually

Title:  VP - CFO
        ------------------------------